Item 26. Exhibit (g) ii. a.

___________________________________________________________________________

NOTE: certain information enclosed within brackets
has been excluded from this exhibit because it is
both (i) not material and (ii) would likely cause
competitive harm to the registrant if publicly disclosed.
___________________________________________________________________________

AMENDMENT to the
SELECTED REINSURANCE AGREEMENTS
in the attached Exhibit
(the “Agreements”)

between

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY,
C.M. LIFE INSURANCE COMPANY and
MML BAY STATE LIFE INSURANCE COMPANY
(the “Ceding Company”)

and

MUNICH AMERICAN REASSURANCE COMPANY
(the “Reinsurer”)

Effective June 1, 2016, the Amendment Effective Date, the Ceding Company’s retention is [_____] for the Agreements as listed in the attached Exhibit A. [_____]. The Reinsurer’s pool share remains unchanged. The Reinsurer has been provided with a list of applicable policies.

All terms and conditions of the Agreements not in conflict with the terms and conditions of this Amendment shall continue unchanged.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, both parties in duplicate hereby execute this Amendment in good faith:

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Jan 31, 2019
Peter G Ferris
Vice President & Actuary

MML BAY STATE LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Jan 31, 2019
Peter G Ferris
Vice President & Actuary

C.M. LIFE INSURANCE COMPANY

By:	/s/ Peter G Ferris	Date:	Jan 31, 2019
Peter G Ferris
Vice President & Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Jinnah Cox	Date:	1/31/2019 | 2:47:41 PM EST

Print name:	Jinnah Cox

Title:	2nd VP & Marketing Actuary

MUNICH AMERICAN REASSURANCE COMPANY

By:	/s/ Glenn Beuschel	Date:	1/31/2019 | 2:48:43 PM EST

Print name:	Glenn Beuschel

Title:	AVP, Treaty

Exhibit A

Munich’s Agreement Number	Munich’s Amendment Number	Effective Date of Agreement	Description	TAI Code
[_____]
[_____]
[_____]	[_____]	5/1/2001	VUL II[_____]	[_____]
[_____]
[_____]
[_____]
[_____]
[_____]
[_____]
[_____]
[_____]
[_____]

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